Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3, as amended, of Pareteum Corporation of our reports dated March 18, 2019, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Pareteum Corporation, appearing in the Annual Report on Form 10-K of Pareteum Corporation for the year ended December 31, 2018.

Our report dated March 18, 2019, on the effectiveness of internal control over financial reporting as of December 31, 2018, expressed an opinion that Pareteum Corporation had not maintained effective internal control over financial reporting as of December 31, 2018, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission in 2013.

We also consent to the reference to our firm under the heading “Experts” in this Registration Statement on Form S-3, as amended.

/s/ Squar Milner LLP

Los Angeles, California

August 16, 2019